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EXHIBIT 99.1

        MYLAN INC.
OFFER TO EXCHANGE ALL OUTSTANDING
1.800% SENIOR NOTES DUE 2016
CUSIP #628530AZ0, ISIN #US628530AZ06
CUSIP #U62472AG7, ISIN #USU62472AG79
FOR
1.800% SENIOR NOTES DUE 2016 WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED
AND
2.600% SENIOR NOTES DUE 2018
CUSIP #628530BA4, ISIN #US628530BA46
CUSIP #U62472AH5, ISIN #USU62472AH52
FOR
2.600% SENIOR NOTES DUE 2018 WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

December     , 2013

To our Clients:

        Enclosed for your consideration is a prospectus, dated                    , 2014 (the "Prospectus"), relating to the offer (the "Exchange Offer") of Mylan Inc. (the "Company") to exchange (i) an aggregate principal amount of up to $500,000,000 of its 1.800% Senior Notes due 2016, which have been registered under the Securities Act of 1933, as amended, for a like principal amount at maturity of the Company's issued and outstanding 1.800% Senior Notes due 2016 (the "Old 2016 Notes") and (ii) an aggregate principal amount of up to $650,000,000 of its 2.600% Senior Notes due 2018, which have been registered under the Securities Act of 1933, as amended, for a like principal amount at maturity of the Company's issued and outstanding 2.600% Senior Notes due 2018 (the "Old 2018 Notes" and, together with the Old 2016 Notes, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of June 25, 2013, by and among the Company, the subsidiary guarantors referred to therein and the initial purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. You may only tender your Old Notes by book-entry transfer of the Old Notes into the exchange agent's account at The Depository Trust Company.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2014 unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the prospectus) at any time before the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is for any and all Old Notes.

  2.
  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

  3.
  Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus.

  4.
  The Exchange Offer expires at 5:00 p.m., New York City time, on                    , 2014 unless extended by the Company.

        If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to the Old Notes.

        This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

        Please tender the Old Notes held by you for my account as indicated below:

☐ Please tender the Old Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT AT
MATURITY OF OLD NOTES

1.800% Senior Notes due 2016: $

2.600% Senior Notes due 2018: $

☐ Please do not tender any Old Notes held by you for my account.

Dated: , 2014

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.

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  EXHIBIT 99.1